UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2007
eXegenics Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-26648 (Commission File Number)	75-2402409 (IRS Employer Identification No.)

4400 Biscayne Blvd Suite 900 Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 575-6015

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
     On April 13, 2007, eXegenics Inc., a Delaware corporation (“eXegenics”), invested $5 million in Ophthalmic Technologies, Inc., an Ontario corporation (“OTI”) and entered into a definitive Share Purchase Agreement (the “Purchase Agreement”) with OTI and its shareholders. In exchange for the $5 million investment, OTI agreed to issue common shares of OTI to eXegenics to cause eXegenics to hold one-third of the equity in OTI on a fully diluted basis. The $5 million will be used by OTI for working capital.
     Under the Purchase Agreement, eXegenics received an exclusive option to purchase the remaining shares of OTI in exchange for the issuance of between 3.13 million and 2.82 million shares of common stock of eXegenics, depending upon the average per share closing price of eXegenics common stock for the ten (10) trading dates ended on the second business day prior to the exercise of the option. The aforesaid option shall extend for the greater of a period of (i) six (6) months from the date of the agreement and (ii) three (3) months from completion of OTI’s fiscal years ended April 30, 2006 and April 30, 2007 financial statement audits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc.
Date April 18, 2007	By	/s/ Adam Logal
		Name:	Adam Logal
		Title:	Executive Director of Finance, Chief Accounting Officer, Treasurer and Secretary